Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-279124, 333-278391, 333-277885, 333-267205, 333-259170, 333-256941, 333-255772, 333-255183, 333-236361, 333-228026, and 333-102197 on Form S-3 and Registration Statement Nos. 333-281715, 333-266121, 333-256915, 333-255214, 333-239230, 333-232589, 333-208063, 333-187246, 333-137647, 333-119828, 033-63095, 33-58110, 33-39784, and 33-04968 on Form S-8 of our report dated February 27, 2024 (January 6, 2025 as to the effects of discontinued operations discussed in Note 4), relating to the financial statements of PAR Technology Corporation and subsidiaries appearing in this Current Report on Form 8-K dated January 6, 2025, and of our report dated February 27, 2024, relating to the effectiveness of PAR Technology Corporation and subsidiaries internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Rochester, New York
January 6, 2025